Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED
FINANCIAL INFORMATION

Introduction to Pro Forma Financial Information

On February 7, 2006, Evans & Sutherland Computer Corporation (the “Company”) entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Rockwell Collins, Inc. pursuant to which the Company agreed to sell substantially all of the assets and certain liabilities (the “Asset Sale”) of its commercial and military simulation businesses and related service and support operations (collectively, the “Simulation Business”). The Asset Purchase Agreement provided that, upon the closing of the Asset Sale, the Company and an affiliate of Rockwell Collins would enter into a laser projection systems agreement (the “Laser Agreement”) pursuant to which the Company agreed to develop its laser projection systems for certain applications and grant exclusive and non-exclusive intellectual property licenses to such products in connection with the Simulation Business and certain related businesses of Rockwell Collins (the Asset Sale and the transactions contemplated by the Laser Agreement are collectively referred to as the “Transaction”).

The Company also agreed with Rockwell Collins to enter into certain ancillary agreements at the closing of the Transaction, including the Laser Agreement, a laser projection supply agreement, an intellectual property licensing agreement, an escrow agreement, an assumption and assignment agreement and a transition services agreement pursuant to which the Company agreed to, among other things, develop, manufacture, produce and sell laser projection systems to Rockwell Collins.

The aggregate consideration in the Transaction was $71.5 million in cash, consisting of $66.5 million under the Asset Purchase Agreement for the assets and related service and support operations primarily related to the Simulation Business, subject to a potential post-closing adjustment, and $5.0 million under the Laser Agreement, subject to the Company achieving certain milestones. At the closing of the Transaction on May 26, 2006, the Company received $59.5 million in cash under the terms of the Asset Purchase Agreement and Rockwell Collins deposited $10.0 million in cash (consisting of $7.0 million under the Asset Purchase Agreement and $3.0 million under the Laser Agreement) in escrow pursuant to an escrow agreement (the “Escrow Agreement”), dated as of May 26, 2006, by and between the Company, Rockwell Collins and U.S. Bank National Association, as escrow agent. Another $2.0 million in cash will be paid to the Company under the Laser Agreement upon completion of manufacturing acceptance testing of the Company’s fixed-based laser projection system. Under the terms of the Escrow Agreement, the deposited amount will be held in escrow to secure (i) any post-closing reduction in the purchase price under the Asset Purchase Agreement, (ii) the Company’s indemnification obligations under the Asset Purchase Agreement and (iii) the Company’s obligations (not to exceed $3.0 million of the escrowed funds) to meet specified milestones under the Laser Agreement. The escrowed funds will be released in installments as set forth in the Escrow Agreement.

The accompanying unaudited pro forma condensed consolidated balance sheet of the Company gives effect to the Transaction as if it had been completed as of March 31, 2006. The unaudited pro forma condensed consolidated statements of operations give effect to the Transaction as if it had been completed as of the beginning of the Company’s first fiscal quarters ended April 1, 2005 and March 31, 2006. The pro forma adjustments are described in the accompanying notes. These unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only. Such information is not necessarily indicative of the operating results or financial position that would have occurred had the Transaction taken place on January 1 of 2005 or 2006, nor is it indicative of the results that may be expected for future periods. The pro forma condensed consolidated financial statements should be read in conjunction with the Company’s consolidated financial statements and related notes filed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and the Company’s first quarter 2006 results filed in its Quarterly Report on Form 10-Q.

EVANS & SUTHERLAND COMPUTER CORPORATION AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of March 31, 2006
(in thousands)

	Historical E&S	Simulation Business Net Assets Included in Disposition	Pro Forma Adjustments		Pro Forma E&S

ASSETS
Current assets:
Cash	$12,172	$—	$19,641	(a)	$33,558
			1,745	(b)
Restricted cash	2,023	—	(1,500	)(b)	523
Accounts receivable, net	10,085	(7,331)			2,754
Costs and estimated earnings in excess of billings on uncompleted contracts	10,829	(7,305)			3,524
Inventories	10,444	(8,557)			1,887
Prepaid expenses and deposits	3,174	(594)			2,580
Total current assets	48,727	(23,787)	19,886		44,826
Property, plant and equipment, net	14,247	(8,014)			6,233
Investments	910	(910)			—
Other assets	781	(33)	(245	)(b)	503
Total assets	$64,665	$(32,744)	$19,641		$51,562

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$6,065	$(2,966)	$—		$3,099
Accrued liabilities	8,776	(1,967)	(90	)(c)	7,704
			1,239	(d)
			(254	)(e)
Customer deposits	6,150	(3,726)			2,424
Billings in excess of costs and estimated earnings on uncompleted contracts	9,225	(7,866)			1,359
Total current liabilities	30,216	(16,525)	895		14,586
Convertible subordinated debentures	18,015	—	(18,015	)(c)	—
Deferred rent obligation	3,710	—	(2,026	)(f)	1,684
Pension and retirement obligations	24,516	—	(20,144	)(e)	4,372
Total liabilities	76,457	(16,525)	(39,290)		20,642
Shareholders’ equity (deficit):
Common stock	2,178	—			2,178
Additional paid-in-capital	50,344	—			50,344
Common stock in treasury, at cost	(4,709)	—			(4,709)
Accumulated deficit	(49,728)	—	40,687	(d)	(7,016)
			2,026	(f)
Accumulated other comprehensive loss	(9,877)	—			(9,877)
Total shareholders’ equity (deficit)	(11,792)	—	42,713		30,921
Total liabilities and shareholders’ equity (deficit)	$64,665	$(16,525)	$3,422		$51,562

EVANS & SUTHERLAND COMPUTER CORPORATION AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Quarter Ended March 31, 2006
(in thousands)

	Historical E&S	Simulation Business Operations Included in Disposition	Pro Forma Adjustments		Pro Forma E&S

Sales	$15,792	$(12,025)	$—		$3,767
Cost of sales	10,680	(8,256)	(59	)(h)	2,365
Gross profit	5,112	(3,769)	59		1,402
Expenses:
Selling, general and administrative	6,233	(4,056)	(1,539	)(g)	573
			(65	)(h)
Research and development	4,149	(2,214)	(94	)(h)	1,841
Operating expenses	10,382	(6,270)	(1,698)		2,414

Operating loss	(5,270)	2,501	1,757		(1,012)
Other income (expense), net	(710)	309	270	(i)	(131)
Loss before income taxes	(5,980)	2,810	2,027		(1,143)
Income tax benefit	(112)	112	—		—
Net loss	$(5,868)	$2,698	$2,027		$(1,143)

Net loss per common share:
Basic and diluted	$(0.56)				$(0.11)

Weighted average common shares outstanding:
Basic and diluted	10,523				10,523

EVANS & SUTHERLAND COMPUTER CORPORATION AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Quarter Ended April 1, 2005
(in thousands)

	Historical E&S	Simulation Business Operations Included in Disposition	Pro Forma Adjustments		Pro Forma E&S

Sales	$13,280	$(10,920)	$—		$2,360
Cost of sales	8,652	(7,428)	(54	)(h)	1,170
Gross profit	4,628	(3,492)	54		1,190
Expenses:
Selling, general and administrative	4,552	(3,450)	(60	)(h)	1,042
Research and development	4,309	(3,301)	(86	)(h)	922
Restructuring charge (recovery)	1,891	(1,758)	—		133
Operating expenses	10,752	(8,509)	(146)		2,097

Operating loss	(6,124)	5,017	200		(907)
Other income (expense), net	(265)	160	270	(i)	165
Loss before income taxes	(6,389)	5,177	470		(742)
Income tax benefit	(411)	411	—		—
Net loss	$(5,978)	$4,766	$470		$(742)

Net loss per common share:
Basic and diluted	$(0.57)				$(0.07)
Weighted average common shares outstanding:
Basic and diluted	10,514				10,514

EVANS & SUTHERLAND COMPUTER CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands)

1. Basis of Presentation

The accompanying unaudited pro forma condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

2. Pro Forma Adjustments

The pro forma condensed consolidated financial statements give effect to the following pro forma adjustments in connection with the acquisition:

(a)                                  Purchase Price, Proposed Use of Proceeds and Estimated Transaction Costs

Amount reflects net cash proceeds from the sale of the Simulation Business due on closing net of the proposed use of proceeds as follows:

Cash consideration under Asset Purchase Agreement			$66,500
Amount placed in escrow under the Asset Purchase Agreement			(7,000)
Use of Proceeds:
6% Debentures and interest	$18,105	(c)
Funding of pension plan, SERP and ESP	20,398	(e)
Estimated transaction costs	1,356
Total use of proceeds			(39,859)
Net increase in cash			$19,641

(b)                                 Release of Collateral Securing Our Outstanding Letters of Credit

Amounts reflect the release of cash collateral securing our reimbursement obligations under our outstanding letters of credit. Under the Asset Purchase Agreement, Rockwell Collins agreed to cause all cash collateral securing our reimbursement obligations under our outstanding letters of credit to be released as of the closing.

(c)                                  Satisfaction and Discharge of the Evans & Sutherland Computer Corporation Subordinated 6% Debentures due 2012 (“6% Debentures”)

Amounts reflect the costs to satisfy and discharge the aggregate principal amount outstanding on our 6% Debentures, as required under the terms and conditions of the Asset Purchase Agreement, as follows:

Satisfaction and Discharge of 6% Debentures:
Redemption amount (par)	$18,015
Accrued and unpaid interest through March 31, 2006	90
Total costs to satisfy and discharge the 6% Debentures	$18,105

(d)                                 Income Taxes and Net Gain

Upon completion of the Transaction, we will record a gain from the Transaction. The sale of assets by the Company pursuant to the Asset Purchase Agreement will be a taxable transaction for income tax purposes. Accordingly, we will recognize a gain with respect to the sale of assets pursuant to the Asset Purchase Agreement in an amount equal to the difference between the amount of the consideration received for each asset over the adjusted tax basis in the asset sold. Although the asset sale will result in taxable gain, we believe that a substantial portion of the taxable gain in the United States will be offset by current year losses from operations, and available net operating loss and tax credit carryforwards. Income taxes have been provided for the taxable gain related to a foreign subsidiary in the pro forma condensed consolidated financial data. The following table summarizes our gain for financial reporting purposes.

Cash consideration under Asset Purchase Agreement		$66,500
Amount placed in escrow under Asset Purchase Agreement	(7,000)
Estimated transaction costs	(1,356)
Net proceeds		58,144
Book value of assets acquired by Rockwell Collins		(32,744)
Book value of liabilities assumed by Rockwell Collins		16,525
Gain before income taxes		41,925
Income taxes		(1,249)
Net gain		$40,687

(e)                                  Funding of Our Existing Obligations under the Pension, SERP and ESP

Amount required to fund 90% of our existing obligations under each of the pension, SERP and ESP.

(f)                                    Deferred Rent Obligation

Amounts reflect deferred rent credits related to the assumption of certain leases with rent escalation provisions by Rockwell Collins in connection with the Transaction.

(g)                                 Accounting, Legal and Other Transaction Costs

Amount reflects accounting, legal and other transaction costs incurred in connection with the Transaction.

(h)                                 Cost to Fund Benefit Plans

Amount reflects the reduction in operating expenses as a result of our funding of 90% of our obligations under each of the pension plan, SERP, and ESP.

(i)                                     Interest Expense on the 6% Debentures

Amount reflects the reduction in interest expense resulting from the repayment of interest bearing 6% Debentures.